================================================================================


                             UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                                FORM SB-2
                              AMENDMENT #1
                      FILE NUMBER:  333-121571

        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            Stonechurch, Inc.
                       ---------------------------
            (Name of small business issuer in its charter)

   NEVADA                 1000                   Applied For
-------------   ---------------------------   ----------------
(State or other    Standard Industrial          IRS Employer
jurisdiction of      Classification             Identification
incorporation or                                Number
organization)

                          Stonechurch, Inc.
                      Bryan McKay, President
                   203 Bannerman Street North, Box 219
                   Porcupine, Ontario, Canada P0N 1C0
                       Telephone: (807) 826-2610
                       Facsimile: (807) 826-2610
                ----------------------------------------
      (Address and telephone number of principal executive offices)

                      Empire Stock Transfer Inc.
               7251 South Lake Mead Blvd., Suite 300
                       Las Vegas, Nevada 89128
                      Telephone:  702-562-4091
                ----------------------------------------
      (Name, address and telephone number of agent for service)

Approximate date of
proposed sale to the public:               as soon as practicable after
                                           the effective date of this
                                           Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following. |__|


                  CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------
TITLE OF EACH                   PROPOSED      PROPOSED
CLASS OF                        MAXIMUM       MAXIMUM
SECURITIES     DOLLAR           OFFERING      AGGREGATE    AMOUNT OF
TO BE          AMOUNT TO BE     PRICE PER     OFFERING     REGISTRATION
REGISTERED     REGISTERED       SHARE (1)     PRICE (2)    FEE (2)
-----------------------------------------------------------------------
Common Stock   2,583,000 shares  $0.25        $645,750      $81.82
-----------------------------------------------------------------------

(1) Based on the last sales price on July 30, 2004
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.


          SUBJECT TO COMPLETION, Dated April 8, 2005

                                PROSPECTUS
                             STONECHURCH, INC.
                             2,583,000 SHARES
                               COMMON STOCK
                             ----------------
The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.
                              ----------------

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. See section entitled "Risk Factors" on pages 7 - 11.


The information in this prospectus is not complete and may be changed. Our selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


The selling shareholders will sell our shares at $0.25 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors. There is no assurance of when, if ever, our stock will be listed on an exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                              ----------------

           The Date Of This Prospectus Is: April 8, 2005

                              Table Of Contents
                                                                            PAGE
Summary ......................................................................5
Risk Factors .................................................................7
  -  If we do not obtain additional financing, we will not be able to complete planned exploration on the Shining Tree
     property or generate revenue.............................................7

  -  If we have to  raise  additional  financing  through
     the  sale of equity capital, this will result in dilution to the existing shareholders..................................................  7
  -  Because we have only recently commenced business operations, we face a high risk of business failure ................................ 7
  -  Because of the speculative nature of exploration of mining properties, it is unlikely that we will discover a mineral deposit on the Shining Tree claim......................................  8
  -  We may become insolvent if mineral exploration hazards cause us to incur liability.  In such circumstances, we may be
     forced to discontinue business operations..............................  8

  -  Even if we discover reserves of precious metals on the
     Shining Tree property, we may not be able to successfully
     develop it ..............................................................8
  -  Because our continuation as a going concern is in doubt, we will be forced to cease business operations unless we can
     generate profitable operations in the future.............................9
  -  If we become subject to burdensome government regulation, our cost of conducting exploration could increase
     substantially, resulint in greater corporate losses......................9
  -  Because  our  directors  own 49.2% of our  outstanding
     stock,  they could control and make corporate  decisions
     that may be disadvantageous to other minority stockholders...............9
  -  Because our directors have other business interests, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to
     fail....................................................................10
  -  If a market for our common stock does not develop,
     shareholders may be unable to sell their shares ........................10
  -  A purchaser is purchasing penny stock which limits the
     sell the ability to stock ..............................................10
Forward-Looking Statements...................................................10
Use of Proceeds .............................................................11
Determination of Offering Price .............................................11
Dilution ....................................................................11
Selling Shareholders ........................................................11
Plan of Distribution ........................................................14
Legal Proceedings ...........................................................16
Directors, Executive Officers, Promoters and Control Persons.................16
Security Ownership of Certain Beneficial Owners and Management...............18
Description of Securities ...................................................18
Interest of Named Experts and Counsel .......................................20
Disclosure of Commission Position of Indemnification for
Securities Act Liabilities ..................................................20
Organization Within Last Five Years .........................................20
Description of Business .....................................................20
Plan of Operations ..........................................................28
Description of Property .....................................................30
Certain Relationships and Related Transactions ..............................30
Market for Common Equity and Related Stockholder Matters ....................30
Executive Compensation ......................................................32
Financial Statements ........................................................32
Changes in and Disagreements with Accountants ...............................55
Available Information .......................................................55

                               Summary

Prospective investors are urged to read this prospectus in its entirety.

We intend to be in the business of mineral property exploration. To date, we have commenced preliminary exploration on our sole mineral property, the Shining Tree property located in the Larder Lake Mining Division, Ontario, Canada. Pursuant to an agreement dated March 15, 2004, we have the option to acquire a 100% interest in the four mining claims units comprising the Shining Tree property. In order to acquire a 100% interest in these four mining claim units, we must pay the registered owner of these claims, Jim Harold Forbes, a total of $50,000, consisting of $1,000 upon execution of the agreement, $14,000 by September 15, 2005, $15,000 by March 15, 2007 and $20,000 by March 15, 2008.

In addition, we must incur at least $200,000 in exploration expenditures in order to exercise the option. This amount consists of the following minimum expenditures by the following deadlines:

           Amount of Expenditures           Deadline Date
           ----------------------           -------------

                 $2,500                    March 1, 2005      (incurred)
                 $2,500                    September 1, 2005 (incurred)
                $20,000                    March 1, 2006
                $50,000                    March 1, 2007
               $125,000                    March 1, 2008


To date we have paid $1,000 to the owner and spent $8,512 in exploration expenditures on the property. If we successfully exercise the option, our 100% interest will be subject to a 2% royalty interest in favor of Jim Harold Forbes. A net smelter returns royalty is a percentage of the amount of money that we would receive from the sale of minerals from the property to a smelter, less refining charges, ore treatment charges, penalties and transportation costs. Advance royalty payments in the amount of $10,000 per year are required to be paid beginning on March 15, 2009 and continue as long as the agreement is in good standing.

Our objective is to conduct mineral exploration activities on the Shining Tree property in order to assess whether it possesses economic reserves of gold and silver. We have not yet identified any economic mineralization on the property. Our proposed exploration program is designed to search for an economic mineral deposit.

We were incorporated on September 19, 2003, under the laws of the state of Nevada. Our principal offices are located at 203 Bannerman Street North, Porcupine, Ontario, Canada. Our telephone number is (807) 826-2610.

The Offering:

Securities Being Offered Up to 2,583,000 shares of common stock.

Offering Price               The selling  shareholders will  sell our  shares at
                             $0.25 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of  the  Offering      The  selling  shareholders  will
                             determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering  The offering will conclude when all of the 2,583,000 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144(k) or we decide at any time to terminate the registration of the shares at our sole discretion. In any event, the offering shall be terminated no later than two years from the effective date of this registration statement.

Securities Issued
And to be Issued             5,083,000  shares of our common stock
                             are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds              We will not receive any  proceeds  from
                             the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet


                            February 28, 2005         August 31, 2004

                               (unaudited)              (audited)

Cash                              $5,228                   $16,381
Total Assets                      $5,228                   $16,381
Liabilities                       $4,169                   $ 6,211
Total Stockholders' Equity        $1,059                   $10,170

Statement of Loss and Deficit

                  From Incorporation on
           September 19, 2003 to February 28, 2005

Revenue                   $      0
Net Loss                 ($ 24,991)

                          Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, WE WILL NOT BE ABLE TO COMPLETE PLANNED EXPLORATION ON THE SHINING TREE PROPERTY OR GENERATE REVENUE.


Our current operating funds are less than necessary to complete all intended exploration of the Shining Tree property, and therefore we will need to obtain additional financing in order to complete our business plan. Otherwise, our business will fail. We currently do not have any operations and we have no income.


Our  business  plan  calls  for  significant  expenses  in  connection  with the exploration of the Shining Tree property. While we have sufficient funds to conduct initial exploration on the property, we will require additional financing in order to determine whether the property contains economic mineralization. We will also require additional financing if the costs of exploration of the Shining Tree property are greater than anticipated.


We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing. Obtaining additional financing would be subject to a number of factors, including the market prices for gold and silver, investor acceptance of our property and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

IF WE HAVE TO RAISE ADDITIONAL FINANCING THROUGH THE SALE OF EQUITY CAPITAL, THIS WILL RESULT IN DILUTION TO THE EXISTING SHAREHOLDERS.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders, resulting in a decrease in share value. The only other anticipated alternative for the financing of further exploration would be the offering by us of an interest in our properties to be earned by another party or parties carrying out further exploration thereof, which is not presently contemplated.

BECAUSE WE HAVE ONLY RECENTLY COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

Because we have only recently commenced exploration on the Shining Tree property, it is more likely than not that our business will fail. Because we have no way to evaluate the likelihood that our business will be successful, an investment in our company carries a higher risk of loss. We were incorporated on September 19, 2003 and, to date, we have been involved primarily in organizational activities, the acquisition of our mineral property. We are in the process of completing the first phase of exploration on the Shining Tree property.

We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to
exploration,   and  additional  costs  and  expenses  that  may  exceed  current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Shining Tree property and the production of minerals from the claims, we will not be able to earn profits or continue operations.


There is no history upon which to base any assumption as to the likelihood that we will prove successful. We may not generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, IT IS UNLIKELY THAT WE WILL DISCOVER A MINERAL DEPOSIT ON THE SHINING TREE CLAIMS.

Very  few  exploration  stage  mineral  properties,  such  as the  Shining  Tree property, contain mineral deposits. If no mineral deposit is found on our property, it is likely that stockholders will lose their investments.
Exploration for minerals is a speculative venture necessarily involving substantial risk. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, which is likely, we will be unable to generate any revenues from operations and will be unable to successfully complete our business plan.

WE  MAY  BECOME  INSOLVENT  IF  MINERAL  EXPLORATION  HAZARDS  CAUSE US TO INCUR
LIABILITY.   IN  SUCH  CIRCUMSTANCES,  WE  MAY BE FORCED TO DISCONTINUE BUSINESS
OPEPATIONS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER RESERVES OF PRECIOUS METALS ON THE SHINING TREE PROPERTY, WE MAY NOT BE ABLE TO SUCCESSFULLY DEVELOP IT.

The Shining Tree property does not contain any known bodies of mineralization. If our exploration programs are successful in establishing copper of commercial tonnage and grade, we will require additional funds in order to further develop the property or our business will fail. At this time, we cannot assure investors that we will be able to obtain such financing. If we are unable to raise needed financing, we will have to delay or abandon further exploration efforts.

BECAUSE OUR CONTINUATION AS A GOING CONCERN IS IN DOUBT, WE WILL BE FORCED TO CEASE BUSINESS OPERATIONS UNLESS WE CAN GENERATE PROFITABLE OPERATIONS IN THE FUTURE.

We have incurred losses since our inception resulting in an accumulated deficit of $24,991 at Febraury 28, 2005. Further losses are anticipated in the development of our business. As a result, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. If we cannot raise financing to meet our obligations, we will be insolvent and will cease business operations.

IF WE BECOME SUBJECT TO BURDENSOME GOVERNMENT REGULATION, OUR COST OF CONDUCTING EXPLORATION COULD INCREASE SUBSTANTIALLY, RESULTING IN GREATER CORPORATE LOSSES.

There are several governmental regulations that materially restrict mineral property exploration and development. These may result in increased business costs and delays in completing proposed exploration. Under the Mining Act of Ontario, to engage in certain types of exploration we will require work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. While these current laws do not affect our current exploration plans, if we proceed to commence drilling operations on the Shining Tree property, we will incur modest regulatory compliance costs.

In addition, the legal and regulatory environment that pertains to the exploration of mineral properties is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring for ore deposits. The growth of demand for certain minerals may also be significantly slowed. This could delay growth in potential demand for and limit our ability to generate revenues. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

BECAUSE OUR DIRECTORS OWN 49.2% OF OUR OUTSTANDING STOCK, THEY COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OTHER MINORITY SHAREHOLDERS.

Our directors own approximately 49.2% of the outstanding shares of our common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. They will also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR DIRECTORS  HAVE OTHER  BUSINESS  INTERESTS,  THEY MAY NOT BE ABLE OR
WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.


Our president, Mr. Bryan McKay and our secretary and treasurer, Mr. Bruno Fruscalzo, intend to respectively devote 25% and 10% of their business time to our affairs. This time may not be sufficient for the development of our business and the management of reporting company requirements and our business may suffer as a result.

It is possible that the demands on Mr. McKay and Mr. Fruscalzo from their other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business. In addition, Mr. McKay and Mr. Fruscalzo may not possess sufficient time for our business if the demands of managing our business increased substantially beyond current levels.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and one may not develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. Our shares may not trade on the bulletin board or, if traded, a public market may not materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER  IS  PURCHASING  PENNY  STOCK  WHICH  LIMITS THE ABILITY TO SELL THE
STOCK.

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction, the broker-dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for our stock and accordingly, shareholders may find it difficult to sell their securities, if at all.


Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                         Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.


We received $26,050 in proceeds from the initial sale of our common stock to our directors and the selling securityholders. As at February 28, 2005, we have used these funds to cover costs relating to our mineral property interest ($12,017), professional fees ($8,707), office and sundry ($3,177) and filing fees ($1,090).


                  Determination Of Offering Price

The selling shareholders will sell our shares at $0.25 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors. There is no relationship between the offering price and the book value of our common stock. There is no assurance of when, if ever, our stock will be listed on an exchange.


                             Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                        Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 2,583,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1. 1,560,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on December 15, 2003;

2. 1,000,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on June 28, 2004;

3. 23,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on July 30, 2004.


The facts that we relied upon in making the Regulation S exemption from registration available to us are detailed below under the heading "Regulation S Compliance" in the section entitled "Recent Sales of Unregistered Securities".


The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;
  2.  the total number of shares that are to be offered for each;
  3. the total number of shares that will be owned by each upon completion of the offering; and
  4.  the percentage owned by each upon completion of the offering.

                            Total Number
                            Of Shares To    Total Shares  Percentage of
                            Be Offered For  to Be Owned   Shares owned
Name Of      Shares Owned   Selling         Upon          Upon
Selling      Prior To This  Shareholders    Completion Of Completion of
Stockholder  Offering       Account         This Offering This Offering
--------------------------------------------------------------------------------

Darren Mills       40,000       40,000           Nil           Nil
120 Findlayson Street
Thunder Bay, Ont.

Gorge MacPhereson  40,000       40,000           Nil           Nil
70 Hemlo Drive
Marathon, Ont.

Richard Atchison   40,000       40,000           Nil           Nil
13 Laurier Street
Marathon, Ont.

Craig Schut        40,000       40,000           Nil           Nil
6 Matachewan Drive
Manitouwadge, Ont.

Hanna Custodio    200,000      200,000           Nil           Nil
101-1056 West 13th Avenue
Vancouver, B.C.

Alison Rowles     200,000      200,000           Nil           Nil
5478 Greenleaf Road West
West Vancouver, B.C.

David Ballantyne  200,000      200,000           Nil           Nil
101-1386 West 11th Avenue
Vancouver, B.C.

Mia Azur          200,000      200,000           Nil           Nil
1157 East Pender Street
Apt. 5
Vancouver, B.C.

Denis Lebrun      200,000      200,000           Nil           Nil
2214 West 14th Ave.
Vancouver, B.C.

Mike Engler       200,000      200,000           Nil           Nil
108-2240 Triumph Street
Vancouver, B.C.

Cory Swift        200,000      200,000           Nil           Nil
2205 West 13th Avenue
Vancouver, B.C.

                            Total Number
                            Of Shares To    Total Shares     Percent
                            Be Offered For  Owned Upon      Owned Upon
Name Of      Shares Owned   Selling         Completion      Completion
Selling      Prior To This  Shareholders    of this         Of This
Stockholder  Offering       Account         Offering        Offering
--------------------------------------------------------------------------------

William Lee       200,000      200,000           Nil           Nil
6839 Lancaster Street
Vancouver, B.C.

Mark Robertson    200,000      200,000           Nil           Nil
110-237 East 4th Avenue
Vancouver, B.C.

Kerri Gould       200,000      200,000           Nil           Nil
4779-46th Avenue
Ladner, B.C.

Mike Gould        200,000      200,000           Nil           Nil
4779-46th Avenue
Delta, B.C.

Samuel Ennis     200,000       200,000           Nil           Nil
2205 West 13th Avenue
Vancouver B.C.

Ann Marie Conners   1,000        1,000           Nil           Nil
9 Warbler Drive
Manitouwadge, Ont.

Rick Conners        1,000        1,000           Nil           Nil
6 Warbler Drive
Manitouwadge, Ont.

Lisa Schut          1,000        1,000           Nil           Nil
54 Matachewan Drive
Manitouwadge, Ont

Bob Lefort          4,000        4,000           Nil           Nil
51 Stevens Avenue
Marathon, Ont.

Pat Laframboise     2,000        2,000           Nil           Nil
17 Graham Drive
Marathon, Ont.

Laura Hubbard       4,000        4,000           Nil           Nil
1 Stevens Avenue
Apt. 106
Marathon, Ont.

Len Douglas         2,000        2,000           Nil           Nil
1 Stevens Avenue
Apt. 106
Marathon, Ont.

                            Total Number
                            Of Shares To    Total Shares     Percent
                            Be Offered For  Owned Upon      Owned Upon
Name Of      Shares Owned   Selling         Completion      Completion
Selling      Prior To This  Shareholders    of this         Of This
Stockholder  Offering       Account         Offering        Offering
--------------------------------------------------------------------------------

James Gardner       2,000        2,000           Nil           Nil
17 Agawa Gardens
Apt. 2
Manitouwadge, Ont.

Rochelle Collins    2,000        2,000           Nil           Nil
85 Hemlo Drive
Marathon, Ont.

Tige Collins        2,000        2,000           Nil           Nil
85 Hemlo Drive
Marathon, Ont.

Mike Caza           2,000        2,000           Nil           Nil
34 Howe Street
Apt. 304
Marathon, Ont.

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 5,083,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

    (1) has had a material relationship with us other than as a shareholder at any time within the past three years;

    (2)  has ever been one of our officers or directors; or

    (3)  is a broker-dealer or affiliate of a broker dealer.

                        Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

The selling shareholders will sell our shares at $0.25 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors. There is no assurance of when, if ever, our stock will be listed on an exchange.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required by Item 507 of Regulation S-B concerning the identity of each selling shareholder and he or her relationship to us. There is no agreement or understanding between the selling shareholders and any partners with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. These are estimated to be $14,000. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1. Not engage in any stabilization activities in connection with our common stock;

  2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

  * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
  * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements
  * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
  *  contains  a  toll-free  telephone  number  for  inquiries  on  disciplinary actions;
  * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
  * contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

  *  bid and offer quotations for the penny stock;
  *  the  compensation  of  the  broker-dealer  andn  its   salesperson  in  the
     transaction;
  * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
  * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

                       Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 7251 South Lake Mead Boulevard, Las Vegas, Nevada, 89128.

    Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Directors:

Name of Director                 Age
-----------------------         -----
Bryan McKay                      52
Bruno Fruscalzo                  35

Executive Officers:

Name of Officer                  Age            Office
---------------------           -----           -------
Bryan McKay                      52             President, Chief
                                                Executive Officer,
                                                and promoter

Bruno Fruscalzo                  35             Secretary, Treasurer,
                                                Principal Accounting
                                                Officer

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Mr. Bryan McKay has acted as our president, chief executive officer, promoter and as a director since our incorporation on September 19, 2003. Mr. McKay received his bachelor's degree in geology from St. Francis Xavier University in 1974 and a master's degree in mineral exploration from McGill University in 1982. He is a member in good standing of the Association of Professional Geoscientists of Ontario. From 1988 to present, Mr. McKay has been self-employed as a consulting geologist. He has provided contracting and consulting services to a variety of major mining companies and junior exploration firms including Placer Dome Canada, St. Andrews Goldfields, Williams Operating Corporation, Nortem Mining and Exploration, Slam Exploration Ltd. and the Kasner Group of Companies. Mr. McKay is responsible for managing the technical affairs of the company and reviewing all geological data.

Mr. McKay devotes 25% of his business time to our affairs. He is primarily responsible for managing our business operations concerning the acquisition and exploration of mineral properties.

Mr. Bruno Fruscalzo has acted as our secretary, treasurer, principal accounting officer and as a director since our incorporation on September 19, 2003. From August 1997 to present, Mr. Fruscalzo has been employed as a technical support analyst with the British Columbia Liquor Distribution Branch where he has been responsible for designing, testing and implementing retail management software and networks, as well as providing procedural and technical support.

Mr. Fruscalzo does not have any professional training or technical credentials in the exploration, development or operation of mines.

Mr. Fruscalzo devotes 10% of his business time to our affairs. He is responsible for overseeing our day to day affairs, including all administrative aspects.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

     Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group as at April 8, 2005. Except as otherwise indicated, all shares are owned directly.

                                                Amount of
Title of      Name and address                  beneficial     Percent
Class         of beneficial owner               ownership      of class
--------------------------------------------------------------------------------

Common         Bryan McKay                      1,250,000       24.59%
Stock          President, Chief
               Executive Officer
               And Director
               203 Bannerman Street North
               Porcupine, Ontario
               Canada  P0N 1C0


Common         Bruno Fruscalzo                  1,250,000       24.59%
Stock          Secretary, Treasurer
               Principal Accounting Officer
               and Director
               301-6282 Kathleen Avenue
               Burnaby, B.C.
               Canada  V5H 4J4

Common         All Officers and Directors       2,500,000       49.18%
Stock          as a Group that consists of        shares
               two people

The percent of class is based on 5,083,000 shares of common stock issued and outstanding as of the date of this prospectus.

                         Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of April 8, 2005 there were 5,083,000 shares of our common stock issued and outstanding that are held by 29 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                 Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Mr. Craig J. Shaber, our legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Morgan & Company, Chartered Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

      Disclosure Of Commission Position Of Indemnification For
                   Securities Act Liabilities


Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.


              Organization Within Last Five Years

We were incorporated on September 19, 2003 under the laws of the state of Nevada. On that date, Bryan McKay and Bruno Fruscalzo were appointed as our directors. As well, Mr. McKay was appointed as our president and chief executive officer, while Mr. Fruscalzo was appointed as our secretary and treasurer.

                         Description Of Business

In General

We are an exploration stage mineral exploration company. As such, there is no assurance that a commercially viable mineral deposit exists on our sole mineral property interest, the Shining Tree property. Further exploration will be required before a final evaluation as to the economic and legal feasibility of the Shining Tree property is determined.

We will be engaged in the acquisition and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility. We have an option to acquire a 100% interest in the four mineral claim units known as the Shining Tree property.

Our plan of operation is to conduct exploration work on the Shining Tree property in order to ascertain whether it possesses economic quantities of gold or silver. There can be no assurance that economic mineral deposits or reserves, exist on the Shining Tree property until appropriate exploration work is done and an economic evaluation based on such work concludes that production of minerals from the property is economically feasible. Economic feasibility refers to an evaluation completed by an engineer or geologist whereby he or she analyses whether profitable mining operations can be undertaken on the property. We intend to continue exploration on the Shining Tree property until the geologist that oversees a program advises us that it is unlikely that the claims could contain a mineral deposit.

Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration.

We have commenced the initial phase of exploration on the Shining Tree property. Once we complete each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program. Our directors will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results.

Even if we complete the currently recommended exploration programs on the Shining Tree property and they are successful, we will need to spend substantial additional funds on further drilling and engineering studies before we will ever know if there is a commercially viable mineral deposit, a reserve, on the property.

The Shining Tree property is without known reserves. Our proposed programs are exploratory in nature.

Shining Tree Mineral Property Option Agreement

On March 15, 2004, we entered into an agreement with Jim Harold Forbes, whereby he granted the company an option to acquire a total of four mining claim units located in the West Shining Tree Lake area, Asquith Township, Larder Lake Mining Division, Ontario. In order to exercise the option and acquire a 100% interest in these claims, we must pay to Mr. Forbes a total of $50,000 as follows:

   o $1,000 upon  execution of the  agreement,  which we paid;
   o an  additional $14,000 by September 15, 2005;
   o an additional $15,000 by March 15, 2007; and
   o an additional $20,000 by March 15, 2008.

We must also incur exploration work on the Shining Tree property as follows:

   o $2,500 by March 1, 2005; (incured)
   o an additional  $2,500 by September 1, 2005; (incured)
   o an additional  $20,000 by March 1,  2006;
   o an  additional  $50,000 by March 1, 2007; and
   o an additional $125,000 by March 1, 2008.

If we successfully exercise the option, our 100% interest will be subject to a 2% royalty interest in favor of Jim Harold Forbes. A net smelter returns royalty is a percentage of the amount of money that we would receive from the sale of minerals from the property to a smelter, less refining charges, ore treatment charges, penalties and transportation costs. Advance royalty payments in the amount of $10,000 per year are required to be paid beginning on March 15, 2009 and continue as long as the agreement is in good standing.

Title to the Shining Tree Property

The Shining Tree property consists of four mining claim units registered 100% in the name of Jim Harold Forbes located in Asquith Township, Larder Lake Mining Division, Ontario.

This mining claim requires a minimum of $1,600 in mineral exploration expenditures be completed and filed with the Mining Recorder's Office by January 5, 2006 to satisfy Ontario government assessment requirements in order to maintain the claim in good standing.


A "mining claim" refers to a specific section of land over which a title holder owns rights to exploration to ground. There are no surface rights registered over the area on which this mining claim is recorded. The fee simple owner of the real property underlying the claim that comprises the Shining Tree property is the government of Ontario. The government has the right to sell title to this land to a third party. In such circumstances, any exploration that we subsequently conduct on the property would be subject to the fee simple owner's use of the land. For example, if the owner chose to harvest timber from the property, our exploration programs could not impede logging operations.

We have the right to explore the property for mineralization, provided such exploration does not unreasonably disturb the fee simple owner's land use. Currently, the property underlying our mineral claims is not being used and is undeveloped due to its remote location in northern Ontario.

Pertinent data regarding the claim comprising the property is as follows:

     Claim          Number       Recording         Anniversary
     Number        of Units        Date               Date

     3007093          4       January 5, 2004    January 5, 2006


In order to keep the Shining Tree property in good standing, we must incur at least $1,600 in exploration work on the claims prior to January 5, 2006. The expiry date is thereby extended for an additional year. The claims cover an area of 160 hectares.

Although the Shining Tree property is staked on government land a recorded history of development has been documented on the property. A 90 foot shaft and several small rock trenches were developed by previous operators. No known environmental liabilities have been recorded against the property. The shaft and pits do present a potential liability to the company and the conditions of these excavations should be investigated. The property is in the initial phase of exploration and no work permits are required.

Description, Location and Access

The Shining Tree property is located 2.5 kilometers due north of the village of Shining Tree and 130 kilometers north-northwest of the city of Sudbury, in northeastern Ontario. Shining Tree is the closest town to the property and is located 40 kilometers east of highway 144 on paved secondary highway 560. From Shining Tree, the property can be accessed by boat by traveling about three kilometers up West Shining Tree Lake from the village of Shining Tree.

No infrastructure is located on the property. However, the property is located only a short boat ride from the village of Shining Tree which offers comfortable accommodation in a number of lodges and tourist camps.

The area  experiences  a temperate  climate  with  moderate to long  winters and moderate  to  short  hot  summers.  Annual  total  precipitation  is  about  100 centimeters including 2.5 meters of snow. Breakup or freeze up conditions may impinge upon exploration activities making lake access impassable at times, but normally mining activities may be conducted year round.

Supplies and services required for exploration and mining may be acquired in the nearby cities of Sudbury or Timmins. A skilled pool of labor for both exploration and mining activities that is accustomed to working in remote locales exists in local communities, principally Sudbury and Timmins. Mining activities are currently being conducted at several mining operations in both cities.

Topography in the property area is characterized by the gently rolling terrain covered by thick vegetation dominated by black spruce and tag alders. Numerous lakes are present throughout the region. Changes in elevation are generally limited to 30 meters or less and generally occur near the margins of lakes and streams. Overburden on most of the property is comprised of silty clay with a fairly thin layer of humus cover. Low lying areas are characterized by cedar swamps and marshes, and offer poor rock exposure. Cutover areas in the central and northern portions of the property provide reasonably good rock exposure.

Logging activities have occurred in several parts of the surrounding area, but no forestry harvesting activities have taken place on the property.

There is no power source located on the property. Portable generators will be utilized if we require a power source for exploration of the property.

Geology and Mineralization

The following technical terms in this section have the following meaning:

Anticline:  an arch-shaped fold in rock in which layers are upwardly convex.

Basalt:the most common type of solidified lava that is dense, dark gray in color and fine-grained.

Diabase: a type of rock commonly found in dike formations, similar in mineral composition to basalt, except that it has cooled more slowly and commonly exhibits a coarser grained appearance.

Dike: molten rock that invades pre-existing rocks, commonly in a tabular shape that cuts vertically, or nearly vertically, across pre-existing layers.

Felsic: pertaining to rocks that are composed of minerals such as quartz and feldspar, which are relatively light in color and density.

Mafic: pertaining to rocks that are rich in iron and magnesium, dense and typically dark in color.

Metavolcanic:referring to volcanic rock that was subsequently changed by intense heat and pressure.

Syncline: an arch-shaped fold in rock in which layers are downwardly convex.


The  geology  underlying  the  Stonechurch  property is  presented  on Map 2510:
Precambrian Geology, Shining Tree Area, Districts of Sudbury and Timiskiming, 1987. This map is published by the Ontario Geological Survey, a division of the Ministry of Northern Development and Mines. A more recent presentation of the geology is made on Ontario Geological Survey Preliminary Map 3521, Precambrian Geology, Shining Tree Area, 2003. Both of these maps indicate that the property is underlain by west-northwest striking units of mafic metavolcanic rocks, intercalated with narrow intermediate to felsic metavolcanic rocks which have been intruded by diabase dikes.

A more detailed  examination  of the rock units  indicates  that the property is underlain by fine to coarse grained mafic metavolcanic flows and pillowed basalts striking northwest. Two narrow units of pillowed intermediate metavolcanics strike northwest across the southwest corner of the claim group. Numerous diabase dikes are known in the vicinity of the property, but none were noted within the property boundaries. The Jesse James Fault Zone strikes north near the eastern boundary of the claim group. Two fold axes are noted east of the fault zone, a syncline to the north and an anticline to the south, but do not appear to continue on to the property.

The Steep Vein, a documented gold occurrence, is located on the property. The vein was developed in 1914 by means of a 90 foot shaft on a quartz vein displaying visible gold. The quartz vein occurs within a 5 foot wide shear zone in mafic metavolcanics and the shear was reported to be traced over a distance of 600 feet. The quartz vein was reported to pinch and swell within the shear zone attaining a maximum width of 2.5 feet. The vein is reported to contain pyrite, sphalerite, chalcopyrite, galena and very fine grained visible gold, with assays reported up to 0.74 ounces per ton.

Exploration History

Gold was first discovered in the Shining Tree area in 1911. Since that time prospecting and exploration activity has continued sporadically and several high-grade gold showing have been discovered and explored. No commercial production is presently underway in the area. The following list of previous exploration activity on the Shining Tree property has been assembled through a search of assessment files and government reports.

1914: E. Steep and partners discover a shear zone in greenstone. A quartz vein within the shear displays visible gold and a 90 foot shaft is developed on the vein. High grade assays are reported from the vein and lower values are associated with the sheared host mafic volcanics.

1937: D.K. Burke completes a report for Erie Canadian Mines Limited on the Steep property, including assays and a geological description of the main zone.

1966, 1972: Trenching and stripping completed by Holmes in the central part of the claim. Assays are not available.

1974: Geological, geophysical and diamond drilling work reported by J.D. McCannell on behalf of Vintage Mines Limited. Best assay reported was 0.14 ounces per ton across a width of 0.7 feet.

1978-81: A. Jutras drilled five shallow holes on two islands east of McRea Island and one hole on the Steep Vein. Logs are very sketchy and assays are not available.

1983-85: Southgate Resources optioned claims including the Steep Vein and McRea Island. In 1983, five short holes were drilled under the Steep showing. No assays were recorded. In 1985, geophysical surveys and geological mapping were completed.

1984: Manwa Exploration conducted a Dighem airborne geophysical survey over a large area including the Stonechurch property. No bedrock conductors were identified on the property.

1988-89: K. Thorsen, on behalf of Teck Explorations Limited, filed a report of geophysical surveys and geological mapping on a property under option from Top Gun Exploration Inc. The property included the present Stonechurch property. Anomalous gold values, of more than 100 parts per billion gold, were reported. Two short diamond drill holes showed low gold values.

1995: P.J. Hawley, on behalf of Trinity Explorations, filed a report of prospecting,geophysical and geological surveying on a claim group which included the Steep vein. Values up to 0.30 ounces per ton were reported from quartz vein material.

Geological Report: Shining Tree Property

We have obtained a geological report on the Shining Tree property that was prepared by Mr. Robert Reukl, B.Sc. a geological consultant, from Manitouwadge, Ontario. We commissioned the report in June 2004. The geological report summarizes the results of prior exploration on the Shining Tree property and makes a recommendation for further exploration work.

Mr. Reukl completed the report during June and July 2004. His report is based upon a review of geological reports produced by the Ontario Geological Survey, a government organization, as well as exploration data filed with the Ontario government. In preparing his report, Mr. Reukl visited the property in early July.

In his report, Mr. Reukl concludes that further exploration work on the Shining tree property is recommended. He recommends an initial program of prospecting, sampling, linecutting and the staking of an additional claim to the west of the property. Sampling consists of gathering soil or pieces of rock that appear to contain precious metals such as gold and silver, or industrial metals such as copper. All samples gathered will be sent to a laboratory where they are crushed and analysed for metal content.

Line cutting results in a grid being established on the property to assist in the exploration activities to follow. This grid establishes locatable control points on the property which permit the compilation and coordination of the exploration activities that follow.

Mr. Reukl proposes the following budget for this initial phase of exploration:

Phase I

         Prospecting: 2 men x 2 days @ $200/day                  800
         Claim staking: 16 units @ $75/unit                    1,200
         Line cutting: 20km @ $250/km                          5,000
         Travel, accommodation, ect: allow                     1,000
                           Subtotal                        $   8,000
                           Contingency: 6.3%                     500
                           Total                           $   8,500

We have completed the first part of this initial phase of exploration, the prospecting portion, and are awaiting results from our consulting geologist, Mr. Robert Reukl. Because part of the Shining Tree property is covered by a lake, the line cutting portion of the program cannot be completed until the lake is completely frozen. We expect to complete the line cutting during the current winter.

Based upon the results from this initial phase, Mr. Reukl recommends a phase two program guided, but not limited by, the results of the prospecting undertaken in Phase I. Additional rock sampling of a more detailed nature will follow-up areas of interest discovered in the first phase. Geophysical surveys and soil sampling will be completed on the grid established in Phase I and geological mapping of the grid will be completed. The program will be more detailed in that a greater number of samples will be gathered and, as a result, more sampling data will be mapped. Geophysical surveys will test for the presence of conductive and magnetic bodies beneath the surface. Such bodies are sometimes related to deposits of economic mineralization. Specifically, sampling the soil on the property may help to locate area of mineralization buried beneath the soil overburden. The proposed budget for the Phase II program is as follows:

Phase II

         Soil sampling: 5 days @ $200/day                     1,000
         Soil analysis: 300 samples @ $10/sample              3,000
         Geophysical Survey, Mag and VLF-EM
                            20km @ $150/km                    3,000
         Geological Mapping, 5days @ $350/day                 1,750
         Rock assaying: 30 samples @ $15/sample                 450
         Travel, accommodation, ect: allow                    1,500
                           Subtotal                       $  10,700
                           Contingency: 5.8%                  1,300
                           Total                          $  12,000


This second phase of exploration is scheduled for the summer of 2005 and is estimated to be completed over a four month period.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in the province of Ontario, specifically. Under these laws, prior to production, we have the right to explore the property, subject only to a notice of work which may entail posting a bond if we significantly disturb the property surface. This would first occur during the drilling phase of exploration.

In addition, production of minerals in the province of Ontario requires prior approval of applicable governmental regulatory agencies. We can provide no assurance to investors that such approvals will be obtained. The cost and delay involved in attempting to obtain such approvals cannot be known at this time.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. Our first two phases of exploration, which will consist of grid emplacement; geological, geochemical and geophysical surveys; and trenching will not require any reclamation and environmental mediation work because there will not be significant physical disturbance to the land. Subsequent drilling will require some remediation work, which is not expected to exceed $10,000. We will need to raise additional funds to finance any drilling program, including remediation costs.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

         -        Water discharge will have to meet water standards;

         -        Dust  generation  will  have  to   be   minimal  or  otherwise
                  re-mediated;

         -        Dumping  of  material  on  the  surface   will   have  to   be
                  re-contoured and re-vegetated;

         - An assessment of all material to be left on the surface will need to be environmentally benign;

         - Ground water will have to be monitored for any potential contaminants;

         - The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

         - There will have to be an impact report of the work on the local fauna and flora.

While it is difficult to know exactly how much these costs will be until we have a better indication of the size and tenor of any production operation, we would expect that they could be as high as $100,000.

During the initial phases of exploration, there will be no significant costs of compliance with government regulations.

Employees

We have no employees as of the date of this prospectus other than our two directors.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

                        Plan Of Operation

Our plan of operation for the twelve months following the date of this prospectus is to complete the recommended phase one and phase two mapping and sampling programs on the Shining Tree property. We have completed the prospecting portion of the phase one program to date and anticipate that we will spend an additional $6,000 to complete it.

We intend to retain Robert Reukl, a geological consultant, to undertake the proposed exploration on the Shining Tree property given their familiarity with the property area. We do not have any verbal or written agreement regarding the retention of Mr. Reukl for this exploration program, though he has indicated that if he is available, he is prepared to provide his services. We would prefer to retain Mr. Reukl since he has conducted a review of the information on the specific property site.


We commenced the initial phase of exploration in the summer of 2004 and completed the prospecting portion recommended in Mr. Reukl's geological report. Results of this initial work are pending. We expect to complete the balance of the phase one program in the summer of 2005.

We will proceed with the phase two exploration program in the fall of 2005. We expect this program will take approximately four months to complete. The details of this exploration are described in greater detail in the section entitled "Description of Business".

Once this data is collected, it will be analyzed by our president, who has technical training in the field of geology, in conjunction with the geologist who oversees the exploration program.

As well, we anticipate spending an additional $25,000 on administrative fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $35,000. We can sustain operations with our current cash on hand for approximately two months.

While we have enough funds on hand to complete the initial two phases of exploration on the Shining Tree property, we will require additional funding to cover our administrative expenses and additional exploration of the Shining Tree property. We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock or from director loans. However, we do not have any arrangements in place for any future equity financing or loans.

If we do not secure additional funding for exploration expenditures, we may consider seeking an arrangement with a joint venture partner that would provide the required funding in exchange for receiving a part interest in the Shining Tree property. We have not undertaken any efforts to locate a joint venture partner. There is no guarantee that we will be able to locate a joint venture partner who will assist us in funding exploration expenditures upon acceptable terms.

If we are unable to arrange additional financing or find a joint venture partner for the Shining Tree property, our business plan will fail and operations will cease.

Results Of Operations For Period Ending February 28, 2005

We did not earn any revenues during the period ending February 28, 2005. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the property.

We incurred operating expenses in the amount of $24,991 for the period from our inception on September 19, 2003 to February 28, 2005. These operating expenses were comprised of mineral property costs of $12,017, professional fees of $8,707 and office and sundry costs of $3,177 and filing fees of $1,090.


We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons, there is substantial doubt that we will be able to continue as a going concern.

                       Description Of Property

We have an option to acquire a 100% interest in four mining claim units comprising the Shining Tree property. We do not own or lease any property other than the Shining Tree property.

            Certain Relationships And Related Transactions


One of our directors, Bruno Fruscalzo, has loaned $2,000 to us. This loan is unsecured, non-interest bearing and has no fixed terms of repayment. The loan has been repaid as of February 28, 2005.

Otherwise, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  *  Any of our directors or officers;
  *  Any person  proposed as a nominee for  election as a director;
  *  Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
  *  Our sole promoter, Mr. Bryan McKay;
  *  Any relative or spouse of any of the foregoing persons who has the same house as such person;
  *  Immediate  family  members  of  directors,   director  nominees,  executive
     officers and owners of 5% or more of our common stock.

     Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As  of  the  date  of  this  registration   statement,  we  have  38  registered
shareholders.

Rule 144 Shares

A total of 2,500,000 shares of our common stock are currently available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 50,830 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 2,500,000 shares that may be sold pursuant to Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                        Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our incorporation on May 26, 2004 to August 31, 2004 and subsequent to that period to the date of this prospectus.

                         Annual Compensation

                                Other Restricted Options/ LTIP Other
                                        Stock  * SARs  payouts Comp
Name    Title  Year Salary Bonus Comp. Awarded    (#)     ($)
_______________________________________________________________________
Bryan   Pres., 2005  $0     0      0        0          0        0
McKay   CEO &  2004  $0     0      0        0          0        0
         Dir.

Bruno   Sec.,  2005  $0     0      0        0          0        0
Fruscalzo      2004  $0     0      0        0          0        0
& Dir.


Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with Mr. McKay or Mr. Fruscalzo. We do not pay them any amount for acting as a director.

                        Financial Statements

Index to Financial Statements:

1. Report of Independent Registered Public Accounting Firm;

2.Audited   financial   statements  for  the  period  from  September  19,  2003
  (inception) to August 31, 2004, including:

  a. Balance Sheet;

  b. Statement of Operations;

  c. Statement of Cash Flows;

  d. Statement of Stockholders' Equity; and

  e. Notes to Financial Statements


3. Unaudited financial statements for the period ending February 28, 2005, including:

  a. Balance Sheet;

  b. Statement of Operations

  c. Statement of Cash Flows; and

  d. Statement of Stockholders' Equity;

  e. Notes to Financial Statements

                                STONECHURCH, INC.
                         (An Exploration Stage Company)


                              FINANCIAL STATEMENTS


                                 AUGUST 31, 2004
                            (Stated in U.S. Dollars)

                                                                MORGAN & COMPANY
                                                           Chartered Accountants

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Stockholders of
Stonechurch, Inc.
(An Exploration Stage Company)


We have audited the balance sheet of Stonechurch, Inc. (an exploration stage company) as at August 31, 2004 and the statements of operations, cash flows, and stockholders' equity for the period from September 19, 2003 (date of inception) to August 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at August 31, 2004 and the results of its operations and its cash flows for the period from September 19, 2003 (date of inception) to August 31, 2004, in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company incurred a net loss of $15,880 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfil its exploration activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada                                            "Morgan & Company"

November 1, 2004                                          Chartered Accountants


Tel: (604) 687-5841            Member of           P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075              ACPA         Suite 1488-700 West Georgia Street
www.morgan-cas.com           International               Vancouver, B.C. V7Y 1A1

                                STONECHURCH, INC.
                         (An Exploration Stage Company)

                                  BALANCE SHEET

                                 AUGUST 31, 2004
                            (Stated in U.S. Dollars)



--------------------------------------------------------------------------------

ASSETS

Current
     Cash                                                         $       16,381
================================================================================

LIABILITIES

Current
     Accounts payable and accrued liabilities                     $        4,211
     Loan payable (Note 4)                                                 2,000
                                                                   -------------
                                                                           6,211
                                                                   -------------

STOCKHOLDERS' EQUITY

Common Stock (Note 5)
     Authorized:
         75,000,000 shares with a par value of $0.001

     Issued and Outstanding:
          5,083,000 shares                                                 5,083

     Additional paid-in capital                                           20,967

Deficit Accumulated During The Exploration Stage                        (15,880)
                                                                   -------------
                                                                          10,170
                                                                   -------------

                                                                  $       16,381
================================================================================


Nature And Continuance Of Operations (Note 1)








    The accompanying notes are an integral part of these financial statements

                                STONECHURCH, INC.
                         (An Exploration Stage Company)

                             STATEMENT OF OPERATIONS

          PERIOD FROM SEPTEMBER 19, 2003 (INCEPTION) TO AUGUST 31, 2004
                            (Stated in U.S. Dollars)



--------------------------------------------------------------------------------

Revenue                                                              $         -
                                                                ----------------

Expenses
     Office and sundry                                                     2,333
     Professional fees                                                     4,035
     Mineral property costs                                                9,512
                                                                ----------------

Net Loss For The Period                                         $         15,880
================================================================================


Basic And Diluted Loss Per Share                               $          (0.01)
================================================================================


Weighted Average Number Of Shares Outstanding                          3,628,829
================================================================================





    The accompanying notes are an integral part of these financial statements

                                STONECHURCH, INC.
                         (An Exploration Stage Company)

                             STATEMENT OF CASH FLOWS

          PERIOD FROM SEPTEMBER 19, 2003 (INCEPTION) TO AUGUST 31, 2004
                            (Stated in U.S. Dollars)

-----------------------------------------------------------------------------------------------------------------
Cash Flows From Operating Activities
     Net loss for the period                                                                     $     (15,880)

     Change in non-cash working capital balance related to operations:
         Accounts payable and accrued liabilities                                                        4,211
                                                                                                   --------------
                                                                                                       (11,669)
                                                                                                   --------------

Cash Flows From Financing Activities
     Capital stock issued                                                                               26,050
     Loan payable                                                                                        2,000
                                                                                                   --------------
                                                                                                        28,050
                                                                                                   --------------

Increase In Cash During The Period                                                                      16,381

Cash, Beginning Of Period                                                                                    -
                                                                                                    -------------

Cash, End Of Period                                                                              $      16,381
=================================================================================================================


Supplementary Disclosure Of Cash Flow Information
     Cash paid for:
         Interest                                                                                $           -
         Income taxes                                                                            $           -
=================================================================================================================



    The accompanying notes are an integral part of these financial statements

                                STONECHURCH, INC.
                         (An Exploration Stage Company)

                        STATEMENT OF STOCKHOLDERS' EQUITY

          PERIOD FROM SEPTEMBER 19, 2003 (INCEPTION) TO AUGUST 31, 2004
                            (Stated in U.S. Dollars)

                                                                                       DEFICIT
                                                                                     ACCUMULATED
                                                      COMMON SHARES     ADDITIONAL   DURING THE
                                               ------------------------
                                                               PAR        PAID-IN    EXPLORATION
                                                  NUMBER      VALUE       CAPITAL       STAGE           TOTAL
                                               -------------------------------------------------------------------
Balance, September 19, 2003 (Date of inception)       -    $      -      $    -       $     -       $       -

Capital stock issued for cash:
     October 2003 at $0.001                      2,500,000      2,500         -             -           2,500
     November 2003 at $0.005                       160,000        160        640            -             800
     December 2003 at $0.005                     1,400,000      1,400      5,600            -           7,000
     June 2004 at $0.01                          1,000,000      1,000      9,000            -          10,000
     July 2004 at $0.25                             23,000         23      5,727            -           5,750
Net loss for the period                                 -           -         -        (15,880)      (15,880)
                                               -------------------------------------------------------------------

Balance, August 31, 2004                         5,083,000   $  5,083   $ 20,967    $  (15,880)     $  10,170
                                               ===================================================================



    The accompanying notes are an integral part of these financial statements

                                STONECHURCH, INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                 AUGUST 31, 2004
                            (Stated in U.S. Dollars)



1.   NATURE AND CONTINUANCE OF OPERATIONS

     The Company was incorporated in the State of Nevada on September 19, 2003. The Company is an Exploration Stage Company as defined by Statement of Financial Accounting Standard ("SFAS") No. 7. The Company has acquired a mineral property located in the Province of Ontario, Canada and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of property expenditures will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and upon future profitable production or proceeds for the sale thereof.


     These financial statements have been prepared on a going concern basis. The Company has incurred losses since inception resulting in an accumulated deficit of $15,880 since inception and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a)  Basis of Presentation

         The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are expressed in U.S. dollars. The Company's fiscal year end is August 31.

     b)  Cash and Cash Equivalents

         The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

                                STONECHURCH, INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                 AUGUST 31, 2004
                            (Stated in U.S. Dollars)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     c)  Mineral Property Costs

         The Company has been in the exploration stage since its formation on September 19, 2003 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisition and exploration costs are charged to operations as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

     d)  Use of Estimates and Assumptions

         The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     e)  Foreign Currency Translation

         The Company's functional currency is the Canadian dollar and its reporting currency is the United States dollar. The financial statements of the Company are translated to United States dollars in accordance with SFAS No. 52 "Foreign Currency Translation". Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

     f)  Financial Instruments

         The carrying value of cash, accounts payable and accrued liabilities, and due to related parties approximates their fair value because of the short maturity of these instruments. The Company's operations are in Canada and virtually all of its assets and liabilities are giving rise to significant exposure to market risks from changes in foreign currency rates. The Company's financial risk is the risk that arises from fluctuations in foreign exchange rates and the degree of volatility of these rates.

                                STONECHURCH, INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                 AUGUST 31, 2004
                            (Stated in U.S. Dollars)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

     g)  Environmental Costs

         Environmental expenditures that relate to current operations are charged to operations or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are charged to operations. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to plan of action based on the then known facts.

     h)  Income Taxes

         Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

     i)  Basic and Diluted Net Loss Per Share

         The Company computes net loss per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all potentially dilutive shares if their effect is anti dilutive.

                                STONECHURCH, INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                 AUGUST 31, 2004
                            (Stated in U.S. Dollars)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     j)  Stock Based Compensation

         The Company accounts for stock based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25 - "Accounting for Stock Issued to Employees" (APB No.
         25) and complies with the disclosure provisions of Statement of Financial Accounting Standards No. 123 - "Accounting for Stock Based Compensation" (SFAS No. 123). Under APB No. 25, compensation expense is recognized based on the difference, if any, on the date of grant between the estimated fair value of the Company's stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and rateably for future services over the option vesting period.

     k)  Comprehensive Loss

         SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at August 31, 2004, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

     l)  New Accounting Standards

     Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, could have a material effect on the accompanying financial statements.

3.   MINERAL PROPERTY

     Pursuant to a mineral property option agreement (the "Agreement") dated March 15, 2004, the Company was granted an option to acquire a 100% undivided right, title and interest in a mineral claim unit, known as the West Shiningtree Lake claim (the "Claim"), located in the Larder Lake Mining Division of Ontario, Canada for:

     a)  Cash Payments totaling $50,000 as follows:

         - $1,000  upon  execution  of the  Agreement  (paid);
         - an  additional $14,000 by September  15, 2005;
         - an  additional  $15,000 by March 15, 2007;
         - an additional $20,000 by March 15, 2008;

                                STONECHURCH, INC.

                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                 AUGUST 31, 2004
                            (Stated in U.S. Dollars)

3.   MINERAL PROPERTY (Continued)

     b)  Expenditure Commitments

     Incurring exploration and development work on the Claim totalling at least $200,000 by March 15, 2008 as follows:
     - $2,500 in  expenditures  on the Claims by March 1, 2005;
     - no less than further $2,500 in expenditures on the Claims by September 1, 2005;
     - no less than further $20,000 in expenditures on the Claims by March 1, 2006;
     - no less than further $50,000 in expenditures on the Claims by March 1, 2007; and
     - no less than further $125,000 in expenditures on the Claims by March 1, 2008.

     c)  Advance Royalty Payments

     Paying to the Optionor advance net smelter returns royalty payments on the Claim of $10,000 per year. Advance net smelter return royalty payments shall be due on the March 1 each year commencing March 1, 2009, and continuing to March 1 of each calendar year thereafter until the Agreement is terminated.

     d)  Assessment Work

     Paying to the Optionor, or on the Optionor's behalf all Claim payments and assessment work required to keep the Claim and the Option in good standing during the term of the Agreement.

4.   LOAN PAYABLE

     A director of the Company provided a loan of $2,000 to the Company during the period ended August 31, 2004. The amount is unsecured, non-interest bearing and has no specified terms of repayment.

5.   COMMON STOCK

     The total number of authorized common stock that may be issued by the Company is 75,000,000 shares of stock with a par value of one tenth of one cent ($0.001) per share.

     During the period from September 19, 2003 (Inception) to August 31, 2004, the Company issued 5,083,000 common shares for total cash proceeds of $26,050.

     At August 31, 2004, there were no outstanding stock options or warrants.

                                STONECHURCH, INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                 AUGUST 31, 2004
                            (Stated in U.S. Dollars)



6.   INCOME TAXES

     Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has incurred net operating losses of $15,880 which expire in 2024. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

     The components of the net deferred tax asset at August 31, 2004, and the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are indicated below:

    Net operating loss                                             $      15,880
    Statutory tax rate                                                       34%
    Effective tax rate                                                       -
    Deferred tax asset                                             $       5,400
    Valuation allowance                                            $     (5,400)
                                                                   -------------

    Net deferred tax asset                                          $        -
                                                                   =============

                                STONECHURCH, INC.
                         (An Exploration Stage Company)


                              FINANCIAL STATEMENTS


                                February 28, 2005
                            (Stated in U.S. Dollars)

                                STONECHURCH, INC.
                         (An Exploration Stage Company)

                             INTERIM BALANCE SHEETS
                            (Stated in U.S. Dollars)



-------------------------------------------------------------------------------------------------------------------------
                                                                                   February 28,           August 31,
                                                                                       2005                  2004
                                                                                       ----                  ----
                                                                                   (Unaudited)             (Audited)
ASSETS

Current
     Cash                                                                    $            5,228     $         16,381
=========================================================================================================================

LIABILITIES

Current
     Accounts payable and accrued liabilities                                $            4,169     $          4,211
     Loan payable (Note 4)                                                                    -                2,000
                                                                             --------------------------------------------
                                                                                          4,169                6,211
                                                                             --------------------------------------------

STOCKHOLDERS' EQUITY

Common Stock (Note 5)
     Authorized:
         75,000,000 shares with a par value of $0.001

     Issued and Outstanding:
          5,083,000 shares                                                                5,083                5,083

     Additional paid-in capital                                                          20,967               20,967

Deficit Accumulated During The Exploration Stage                                        (24,991)             (15,880)
                                                                             --------------------------------------------
                                                                                          1,059               10,170
                                                                             --------------------------------------------

                                                                             $            5,228     $         16,381
=========================================================================================================================


Nature And Continuance Of Operations (Note 1)










    The accompanying notes are an integral part of these financial statements

                                STONECHURCH, INC.
                         (An Exploration Stage Company)

                        INTERIM STATEMENTS OF OPERATIONS
                                   (Unaudited)
                            (Stated in U.S. Dollars)


---------------------------------------------------------------------------------------------------------------------------------

                                                                                                                  Period from
                                                                                            Period from          September 19,
                                                                       Six Months        September 19, 2003           2003
                                            Three months                  Ended           (Inception) to          (Inception)
                                         Ended February 28,            February 28,         February 29,        to February 28,
                                     2005                2004               2005                 2004                 2005
                                     ----                ----               ----                 ----                 ----

Revenue                         $                   $                  $                  $                       $         -
---------------------------------------------------------------------------------------------------------------------------------

Expenses
  Filing                                800                   -                 800               165                   1,090
  Office and sundry                     725                 525               1,134             1,109                   3,177
  Professional fees                   4,672                   -               4,672                 -                   8,707
  Mineral property costs              1,495                   -               2,505                 -                  12,017
                                -------------------------------------------------------------------------------------------------


Net Loss For The Period         $     7,692         $       525        $      9,111       $     1,274             $    24,991
=================================================================================================================================


Basic And Diluted Loss Per Share                $          (0.01)   $          (0.01)  $           (0.01) $          (0.01)
=================================================================================================================================


Weighted Average Number Of
Shares Outstanding                5,083,000            3,875,385           5,083,000          2,762,883
==========================================================================================================



    The accompanying notes are an integral part of these financial statements

                                STONECHURCH, INC.
                         (An Exploration Stage Company)

                        INTERIM STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                            (Stated in U.S. Dollars)


-------------------------------------------------------------------------------------------------------------------------

                                                                                    Period from           Period from
                                                               Six Months          September 19,         September 19,
                                                                 Ended                  2003            2003 (Inception)
                                                              February 28,         (Inception) to       to February 28,
                                                                                    February 29,
                                                                  2005                  2004                  2005
                                                                  ----                  ----                  ----
Cash Flows From Operating Activities
     Net loss for the period                            $            (9,111)  $            (1,274)  $          (24,991)

     Change in non-cash working capital balance related to operations:
         Accounts payable and accrued liabilities
                                                                        (42)                    -                4,169
                                                        ------------------------------------------------------------------
                                                                     (9,153)               (1,274)             (20,822)
                                                        ------------------------------------------------------------------

Cash Flows From Financing Activities
     Capital stock issued                                                 -                10,300               26,050
     Loan payable                                                    (2,000)                    -                    -
                                                        ------------------------------------------------------------------
                                                                     (2,000)               10,300               26,050
                                                        ------------------------------------------------------------------

Increase (Decrease) In Cash During The Period
                                                                    (11,153)                9,026                5,228

Cash, Beginning Of Period                                            16,381                     -                    -
                                                        ------------------------------------------------------------------

Cash, End Of Period                                     $             5,228   $             9,026   $            5,228
==========================================================================================================================


Supplementary Disclosure Of Cash Flow Information
     Cash paid for:
         Interest                                       $        -            $        -            $       -
         Income taxes                                   $        -            $        -            $       -
==========================================================================================================================









    The accompanying notes are an integral part of these financial statements

                                STONECHURCH, INC.
                         (An Exploration Stage Company)

                    INTERIM STATEMENT OF STOCKHOLDERS' EQUITY

         PERIOD FROM SEPTEMBER 19, 2003 (INCEPTION) TO FEBRUARY 28, 2005
                                   (Unaudited)
                            (Stated in U.S. Dollars)


                                                                                                       DEFICIT
                                                                                                     ACCUMULATED
                                                            COMMON SHARES           ADDITIONAL        DURING THE
                                                     ----------------------------
                                                                        PAR          PAID-IN         EXPLORATION
                                                        NUMBER         VALUE         CAPITAL            STAGE          TOTAL
                                                     ---------------------------------------------------------------------------

Balance, September 19, 2003 (Date of inception)             -       $      -      $       -       $       -        $       -

Capital stock issued for cash:
     October 2003 at $0.001                             2,500,000         2,500           -               -               2,500
     November 2003 at $0.005                              160,000           160            640            -                 800
     December 2003 at $0.005                            1,400,000         1,400          5,600            -               7,000
     June 2004 at $0.01                                 1,000,000         1,000          9,000            -              10,000
     July 2004 at $0.25                                    23,000            23          5,727            -               5,750
Net loss for the period                                     -              -              -            (15,880)         (15,880)
                                                     ---------------------------------------------------------------------------
Balance, August 31, 2004                                5,083,000         5,083         20,967         (15,880)          10,170

Net loss for the period                                     -              -              -             (9,111)          (9,111)
                                                     ---------------------------------------------------------------------------
Balance, February 28, 2005                              5,083,000   $     5,083   $     20,967    $    (24,991)    $      1,059
                                                     ===========================================================================








    The accompanying notes are an integral part of these financial statements

                                STONECHURCH, INC.
                         (An Exploration Stage Company)

                    NOTES TO THE INTERIM FINANCIAL STATEMENTS
                                FEBRUARY 28, 2005
                                   (Unaudited)
                            (Stated in U.S. Dollars)


1.   NATURE AND CONTINUANCE OF OPERATIONS

     The Company was incorporated in the State of Nevada on September 19, 2003. The Company is an Exploration Stage Company as defined by Statement of Financial Accounting Standard ("SFAS") No. 7. The Company has acquired a mineral property located in the Province of British Columbia, Canada and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of property expenditures will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and upon future profitable production or proceeds for the sale thereof.

     These financial statements have been prepared on a going concern basis. The Company has incurred losses since inception resulting in an accumulated deficit of $24,991 since inception and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)       Basis of Presentation

     The accompanying unaudited interim financial statements have been prepared by the Company pursuant to the rules and regulations of the United States Securities and Exchange Commission. Certain information and disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments and disclosures necessary for a fair presentation of these financial statements have been included. Such adjustments consist of normal recurring adjustments. These interim financial statements should be read in conjunction with the audited financial statements of the Company for the fiscal period ended August 31, 2004.

     The results of operations for the six months ended February 28, 2005 are not indicative of the results that may be expected for the full year.

                                STONECHURCH, INC.
                         (An Exploration Stage Company)

                    NOTES TO THE INTERIM FINANCIAL STATEMENTS
                                FEBRUARY 28, 2005
                                   (Unaudited)
                             (Stated in U.S. Dollars

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     b)  Cash and Cash Equivalents

         The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

     c)  Mineral Property Costs

         The Company has been in the exploration stage since its formation on September 19, 2003 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisition and exploration costs are charged to operations as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

     d)  Use of Estimates and Assumptions

         The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     e)  Foreign Currency Translation

         The Company's functional currency is the Canadian dollar and its reporting currency is the United States dollar. The financial statements of the Company are translated to United States dollars in accordance with SFAS No. 52 "Foreign Currency Translation". Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

                                STONECHURCH, INC.
                         (An Exploration Stage Company)

                    NOTES TO THE INTERIM FINANCIAL STATEMENTS
                                FEBRUARY 28, 2005
                                   (Unaudited)
                             (Stated in U.S. Dollars

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     f)  Financial Instruments

         The carrying value of cash, accounts payable and accrued liabilities, and loan payable approximates their fair value because of the short maturity of these instruments. The Company's operations are in Canada and virtually all of its assets and liabilities are giving rise to significant exposure to market risks from changes in foreign currency rates. The Company's financial risk is the risk that arises from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

     g)  Environmental Costs

         Environmental expenditures that relate to current operations are charged to operations or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are charged to operations. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to plan of action based on the then known facts.

     h)  Income Taxes

         Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

     i)  Basic and Diluted Net Loss Per Share

         The Company computes net loss per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all potentially dilutive shares if their effect is anti dilutive.

                                STONECHURCH, INC.
                         (An Exploration Stage Company)

                    NOTES TO THE INTERIM FINANCIAL STATEMENTS
                                FEBRUARY 28, 2005
                                   (Unaudited)
                             (Stated in U.S. Dollars



2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     j)  Stock Based Compensation

         The Company accounts for stock based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25 - "Accounting for Stock Issued to Employees" (APB No.
         25) and complies with the disclosure provisions of Statement of Financial Accounting Standards No. 123 - "Accounting for Stock Based Compensation" (SFAS No. 123). Under APB No. 25, compensation expense is recognized based on the difference, if any, on the date of grant between the estimated fair value of the Company's stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and rateably for future services over the option vesting period.

     k)  Comprehensive Loss

         SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at February 28, 2005, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

     l)  New Accounting Standards

         Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, could have a material effect on the accompanying financial statements.


3.   MINERAL PROPERTY

     Pursuant to a mineral property option agreement (the "Agreement") dated March 15, 2004, the Company was granted an option to acquire a 100% undivided right, title and interest in a mineral claim unit, known as the West Shiningtree Lake claim (the "Claim"), located in the Larder Lake Mining Division of Ontario, Canada for:

     a)  Cash Payments totaling $50,000 as follows:

         - $1,000 upon execution of the Agreement (paid); - an additional $14,000 by September 15, 2005; - an additional $15,000 by March 15, 2007; - an additional $20,000 by March 15, 2008;

                                STONECHURCH, INC.
                         (An Exploration Stage Company)

                    NOTES TO THE INTERIM FINANCIAL STATEMENTS
                                FEBRUARY 28, 2005
                                   (Unaudited)
                             (Stated in U.S. Dollars


3.   MINERAL PROPERTY (Continued)

     b)  Expenditure Commitments

         Incurring exploration and development work on the Claim totalling at least $200,000 by March 15, 2008 as follows:

         - $2,500 in expenditures on the Claims by March 1, 2005, (incurred); - no less than further $2,500 in expenditures on the Claims by September 1, 2005; - no less than further $20,000 in expenditures on the Claims by March 1, 2006; - no less than further $50,000 in expenditures on the Claims by March 1, 2007; and - no less than further $125,000 in expenditures on the Claims by March 1, 2008.

     c)  Advance Royalty Payments

         Paying to the Optionor advance net smelter returns royalty payments on the Claim of $10,000 per year. Advance net smelter return royalty payments shall be due on the March 1 each year commencing March 1, 2009, and continuing to March 1 of each calendar year thereafter until the Agreement is terminated.

     d)  Assessment Work

         Paying to the Optionor, or on the Optionor's behalf all Claim payments and assessment work required to keep the Claim and the Option in good standing during the term of the Agreement.



4.   COMMON STOCK

     The total number of authorized common stock that may be issued by the Company is 75,000,000 shares of stock with a par value of one tenth of one cent ($0.001) per share.

     During the period from September 19, 2003 (Inception) to August 31, 2004, the Company issued 5,083,000 common shares for total cash proceeds of $26,050.

     At February 28, 2005, there were no outstanding stock options or warrants.

            Changes In And Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

                        Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Until _________________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                Part II

                Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

         (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

         (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

         (3) a transaction from which the director derived an improper personal profit; and

         (4)      willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

         (1)      such indemnification is expressly required to be made by law;

         (2)      the proceeding was authorized by our Board of Directors;

         (3) such indemnification is provided by us,in our sole discretion, pursuant to the powers vested us under Nevada law; or

         (4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee         $     81.82
Transfer Agent Fees                                         $  1,000.00
Accounting fees and expenses                                $  7,000.00
Legal fees and expenses                                     $  4,500.00
Edgar filing fees                                           $  1,500.00

                                                            -----------
Total                                                       $ 14,081.82
                                                            ===========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales Of Unregistered Securities

We issued 1,250,000 shares of our common stock to Mr. Bryan McKay on October 18, 2003 and 1,250,000 shares to Mr. Bruno Fruscalzo on October 29, 2003. Mr. McKay is our president, chief executive officer and a director. Mr. Fruscalzo is our secretary, treasurer, principal financial officer and a director. They acquired these 2,500,000 shares at a price of $0.001 per share for total proceeds to us of $2,500. These shares were issued pursuant to Regulations S of the Securities Act of 1933 (the "Securities Act").

We completed an offering of 1,560,000 shares of our common stock at a price of $0.005 per share to the following 11 purchasers on December 15, 2003:

         Name of Subscriber                           Number of Shares
         ------------------                           ----------------
         Darren Mills                                      40,000
         George MacPhereson                                40,000
         Richard Atchison                                  40,000
         Craig Schut                                       40,000
         Hanna Custodio                                   200,000
         Alison Rowles                                    200,000
         Davis Ballantyne                                 200,000
         Mia Azur                                         200,000
         Dennis LeBrun                                    200,000
         Mike Engler                                      200,000
         Cory Swift                                       200,000

The total amount received from this offering was $7,800. We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 1,000,000 shares of our common stock at a price of $0.01 per share to the following 5 purchasers on June 28, 2004:

         Name of Subscriber                           Number of Shares
         ------------------                           ----------------
         William Lee                                      200,000
         Mark Robertson                                   200,000
         Kerri Gould                                      200,000
         Mike Gould                                       200,000
         Samuel Ennis                                     200,000

The total amount received from this offering was $10,000. We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 23,000 shares of our common stock at a price of $0.25 per share to the following 11 purchasers on July 30, 2004:

         Name of Subscriber                          Number of Shares
         ------------------                          ----------------
         Ann Marie Conners                                  1,000
         Rick Conners                                       1,000
         Lisa Schut                                         1,000
         Bob Lefort                                         4,000
         Patrick Laframboise                                2,000
         Laura Hubbard                                      4,000
         Len Douglas                                        2,000
         James Gardner                                      2,000
         Rochelle Collins                                   2,000
         Tige Collins                                       2,000
         Mike Caza                                          2,000

The total amount received from this offering was $5,750. We completed this offering pursuant to Regulation S of the Securities Act.

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.


                             Exhibits
Exhibit
Number             Description

  3.1             Articles of Incorporation*
  3.2             Bylaws*
  5.1             Legal opinion of Craig J. Shaber, with consent to
                   use
 10.1             Mineral Property Purchase Agreement*
 23.1             Consent of Morgan & Company, Chartered Accountants
 23.2             Consent of Robert Reukl, B.Sc., Geological
                  Consultant*
 99.1             Shining Tree Property Location Map*

* Filed as an exhibit to our registration statement on Form SB-2 dated December 23, 2004.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the
Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Porcupine, Ontario on April 8, 2005

                                            STONECHURCH, INC.

                                            By:/s/ Bryan McKay
                                            ------------------------------
                                            Bryan McKay, President, Chief
                                            Executive Officer and Director


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE               CAPACITY IN WHICH SIGNED             DATE

/s/ Bryan McKay         President, Chief Executive    April 8, 2005
----------------------- Officer and Director
Bryan McKay


/s/ Bruno Fruscalzo     Secretary, Treasurer,         April 8, 2005
----------------------- Principal Accounting
Bruno Fruscalzo         Officer, Chief Financial
                        Officer, Principal Financial
                        Officer and Director